11.2 Computation of per share earnings 2002

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Weighted Average Analysis

------------------------ --------------- --------------- -------------------


                                                             Cumulative
                                             Common            Common         Days       Weighted
                                             Shares            Shares          365        Average
      Year Ended
     December 31,
         2002
------------------------
                               1-Jan-02                           8,500,000    365          8,500,000
                               1-Jan-03               0           8,500,000                         0

                                         --------------- ------------------- -------- ----------------

Shares Issued                                         0

                                         ===============
Cumulative Shares                                                 8,500,000   365

                                                         =================== ========

Weighted Average Number of Common Shares Outstanding                                        8,500,000

                                                                                      ================

  Earning (Loss) Available to Common Stockholders       (1,797)

                                                     -----------

                  Basic Earnings (Loss) Per Share        (0.00)